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FIRST AMENDMENT TO LEASE

This First Amendment to Lease (this “First Amendment”) is made as of March 11, 2011, by and between ORANGE COAST, LLC, a Delaware limited liability company (“Landlord”), and STEM CELL ASSURANCE, INC., a Nevada corporation (“Tenant”).

RECITALS

A. Landlord and Tenant have entered into that certain Lease Agreement dated as of January 20, 2010 (“Lease”), wherein Landlord leased to Tenant certain premises containing approximately 1,766 rentable square feet (the “Original Premises”) located at 555 Heritage Drive, Jupiter, Florida, as more particularly described therein. Capitalized terms used herein without definition shall have the meanings defined for such terms in the Lease.

B. Landlord and Tenant desire, subject to the terms and conditions set forth below, to increase the size of the Original Premises by an additional 655 rentable square feet as more particularly described on Exhibit A hereto (the “Expansion Premises”).

AGREEMENT

NOW THEREFORE, in consideration of the foregoing Recitals, which are incorporated herein by this reference, the mutual promises and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1. Expansion Premises. Commencing on the Expansion Premises Commencement Date (defined below), Landlord leases to Tenant, and Tenant leases from Landlord, the Expansion Premises. The “Expansion Premises Commencement Date” shall mean the earlier of (i) the date that Landlord delivers the Expansion Premises to Tenant or (ii) the date Tenant conducts any business in the Expansion Premises or any part thereof. It is estimated that the Expansion Premises Commencement Date will occur on March 1, 2011 (the “Estimated Expansion Premises Commencement Date”). If Landlord fails to timely deliver the Expansion Premises to Tenant on or before the Estimated Expansion Premises Commencement Date, Landlord shall not be liable to Tenant for any loss or damage resulting therefrom, and the Lease shall not be void or voidable. Upon the request of Landlord, Tenant shall execute and deliver a written acknowledgment of the Expansion Premises Commencement Date when such is established in the form of the “Acknowledgement of Expansion Premises Commencement Date” attached to this First Amendment as Exhibit B; provided, however, Tenant's failure to execute and deliver such acknowledgment shall not affect Landlord's rights hereunder.

2. Definition of Premises and Rentable Area of Premises.

(a) Commencing on the Expansion Premises Commencement Date, the defined term “Premises” on Page 1 of the Lease is deleted in its entirety and replaced with the following:

“Premises:
That portion of the Building containing approximately (i) 1,766 rentable square feet, as determined by Landlord, as shown on Exhibit A as the Lab Premises and the Office Premises (together, the “Original Premises”) and (ii) 655 rentable square feet, as determined by Landlord, known as Suites 134, 133 and 167 as shown on Exhibit A as the Expansion Premises (“Expansion Premises”).”

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(b) Commencing on the Expansion Premises Commencement Date, the defined term “Rentable Area of Premises” on Page 1 of the Lease is deleted in its entirety and replaced with the following:

“Rentable Area of Premises: 2,421 sq. ft.”

3. Base Rent and Operating Expenses.

(a) With respect to the Expansion Premises, Tenant shall continue to pay Base Rent and Tenant's Share of Operating Expenses as provided in the Lease.

(b) The second and third sentences of the second paragraph of Section 3(a) of the Lease are hereby deleted in their entirety and replaced with the following:

“Tenant shall not be required to pay Base Rent with respect to the office portion of the Premises, consisting of approximately 958 rentable square feet, for the 13th and 14th months of the Base Term. Tenant shall commence paying Base Rent with respect to the entire 2,421 rentable square feet of the Premises on the first day of the 15th month of the Base Term.”

4. Definition of Tenant's Share. Commencing on the Expansion Premises Commencement Date, the defined term “Tenant's Share” on Page 1 of the Lease is deleted in its entirety and replaced with the following:

“Tenant's Share: 5.40%”

5. Base Term. The Base Term of the Lease with respect to the Expansion Premises shall expire on the expiration of the Base Term as set forth on Page 1 of the Lease.

6. AS-IS. Effective as of the Expansion Premises Commencement Date and except for Landlord's Work (defined below): (i) Tenant shall accept the Expansion Premises in its as-is condition as of such date; (ii) except as expressly set forth in the Lease, Landlord shall have no obligation for any defects in the Expansion Premises; and (iii) Tenant's taking possession of the Expansion Premises shall be conclusive evidence that Tenant accepts the Expansion Premises and that the Expansion Premises were in good condition at the time of delivery.

Landlord shall replace the water damaged ceiling tiles in the Expansion Premises with building standard ceiling tiles (“Landlord's Work”). Tenant acknowledges that Landlord shall require access to the Expansion Premises in order to complete Landlord's Work. In the performance of Landlord's Work, Landlord shall use commercially reasonable efforts not to interfere with the operation of Tenant's business. Landlord and its contractors and agents shall have the right to enter the Expansion Premises to complete Landlord's Work and Tenant shall cooperate with Landlord in connection with the same.

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Tenant agrees and acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the condition of all or any portion of the Expansion Premises or the Project, and/or the suitability of the Expansion Premises or the Project for the conduct of Tenant's business, and Tenant waives any implied warranty that the Expansion Premises or the Project are suitable for the Permitted Use. This First Amendment constitutes the complete agreement of Landlord and Tenant with respect to the subject matter hereof and supersedes any and all prior representations, inducements, promises, agreements, understandings and negotiations which are not contained herein.

7. Right To Expand. Section 40 of the Lease is hereby deleted in its entirety and is of no further force and effect.

8. Miscellaneous.

(a) This First Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions. This First Amendment may be amended only by an agreement in writing, signed by the parties hereto.

(b) This First Amendment is binding upon and shall inure to the benefit of the parties hereto, their respective agents, employees, representatives, officers, directors, divisions, subsidiaries, affiliates, assigns, heirs, successors in interest and shareholders.

(c) This First Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this First Amendment attached thereto.

(d) Landlord and Tenant each represent and warrant that it has not dealt with any broker, agent or other person (collectively “Broker”) in connection with this transaction, and that no Broker brought about this transaction. Landlord and Tenant each hereby agree to indemnify and hold the other harmless from and against any claims by any Broker claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this leasing transaction.

(e) Except as amended and/or modified by this First Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this First Amendment. In the event of any conflict between the provisions of this First Amendment and the provisions of the Lease, the provisions of this First Amendment shall prevail. Whether or not specifically amended by this First Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this First Amendment.

(Signatures on Next Page)

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IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the day and year first above written.

TENANT: STEM CELL ASSURANCE, INC., a Nevada corporation By: /s/ Mark Weinreb Name: Mark Weinreb Its: CEO

Witnessed as to Tenant in the presence of:

/s/ Chris Kalaitzidis Name: Chris Kalaitzidis
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/s/ Sharon Weinreb Name: Sharon Weinreb

LANDLORD: ORANGE COAST, LLC, a Delaware limited liability company By: /s/ Gary Dean Name: Gary Dean Title: VP – RE legal Affairs

Witnessed as to Landlord in the presence of:

/s/ Charles Murphy, Charles Murphy
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/s/ Teryll Sacks, Teryll Sacks